EXHIBIT 3.0



                            ARTICLES OF INCORPORATION
                                       OF
                              HAT WORLD CORPORATION

         Pursuant to Minnesota statutes, Chapter 302A of the Minnesota Business Corporation Act, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.


                                    ARTICLE I
                                      NAME

         The name of the corporation is Hat World Corporation.


                                   ARTICLE II
                           REGISTERED AGENT AND OFFICE

         The registered agent and office of the corporation in Minnesota are as follows:

                              Charles Clayton, Esq.
                        527 Marquette Ave. S., Suite 1800
                              Minneapolis, MN 55402
                                (Hennepin County)


                                   ARTICLE III
                            AUTHORIZED CAPITAL STOCK

         The Capital Stock which the corporation shall have authority to issue, itemized by class, number of shares and par value, if any, is as follows:

         CLASS OF COMMON SHARES      NUMBER OF SHARES      PAR VALUE PER SHARE
         ----------------------      ----------------      -------------------
         Common Stock                10,000,000            $.01

         Each share of Common Stock issued and outstanding shall be entitled to one noncumulative vote.

                                   ARTICLE IV
                              NO PREEMPTIVE RIGHTS

         No holder of any class of stock in the corporation shall have a preemptive right to acquire any rights to purchase securities of the Corporation or a certain fraction of the unissued securities before the Corporation may offer them to other person(s), other than such rights (if any) as the Board of Directors, in its discretion, may determine from time to time.

                                    ARTICLE V
                             LIMITATION OF LIABILITY

         No director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director; provided, that such limitation upon a director's liability shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or it shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date this provision becomes effective. If the Minnesota Business Corporation Act authorizes, or is amended to authorize, corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted or permitted as so amended.

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ARTICLES OF INCORPORATION, PAGE 2.


                                   ARTICLE VI
                                  INCORPORATOR

         The name and address of the incorporator are as follows:

                                George N. Berger
                               c/o Hat World, Inc.
                             4912 S. Minnesota Ave.
                              Sioux Falls, SD 57108

                                   ARTICLE VII
                                 EFFECTIVE DATE

         These Articles will be effective upon filing.



------------------------------------     ---------------------------------------
Date                                     George N. Berger, Incorporator


State of South Dakota
                                     ss
County of __________________________

The foregoing instrument was acknowledged before me this _____day of __________, 1999.

(Notarial Seal)

                                         ---------------------------------------
                                         (Notary Public)